Exhibit 10.4

独家资产购买权协议

Exclusive Assets Option Agreement

独家资产购买权协议

Exclusive Assets Option Agreement

本独家资产购买权协议（下称“本协议”）由以下各方于【2022】年【9】月【7】日在中华人民共和国（下称“中国”）【杭州】签订：

This Exclusive Assets Agreement ("this Agreement”) is executed by and among the Parties below as of September 7, 2022, in Hangzhou, the People’s Republic of China (“China” or “PRC”)：

甲方：浙江新杰尼科技有限公司

Party A: Zhejiang Xinjieni Technology Co., Ltd.

地址：浙江省杭州市余杭区仓前街道龙潭路20号4幢6楼618室

Address: Room 618, 6/F, Building 4, 20 Longtan Road, Cangqian Street, Yuhang District, Hangzhou, Zhejiang Province

乙方：浙江优巴科技有限公司

Party B: Zhejiang Youba Technology Co., Ltd.

地址：浙江省杭州市余杭区仓前街道欧美金融城2幢2505室1号

Address: No. 1 Room 2505, building 2, Euro American Financial City, Cangqian street, Yuhang District, Hangzhou, Zhejiang

甲方和乙方以下各称为“一方”，统称为“双方”。

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

鉴于：

Whereas:

乙方同意通过本协议无条件且不可撤销地授予甲方一项独家购买权，甲方同意接受该独家购买权用以购买乙方所持有的全部或部分资产。

Party B agree to unconditionally and irrevocably grant Party A an exclusive option right through this Agreement, and Party A agrees to accept such exclusive option right to purchase all or any assets in Party B.

现各方协商一致，达成如下协议：

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1

独家资产购买权协议

Exclusive Assets Option Agreement

1.	股份买卖

Sale and Purchase of Assets

1.1.	授予权利

Option Granted

1.1.1.	股东和乙方同意在此不可撤销且无条件地授予甲方一项不可撤销的专有购买权，甲方以该等购买权在中国法律允许的前提下，按照甲方自行决定的行使步骤，并按照本协议第1.2条所述的价格，随时一次或多次从股东购买，或指定一人或多人（“被指定人”）从乙方处购买其现在和将来所持有的全部和/或资产（“资产购买权”）。

Party B hereby irrevocably and unconditionally grant Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase all or any of its assets now or then once or at multiple times at any time in part or in whole at Party A's sole and absolute discretion to the extent permitted by PRC laws and regulations, and at the price described in Section 1.2 herein (such right being the “Option”).

1.1.2.	除甲方和被指定人外，任何第三人均不得享有资产购买权或其他与股东股权有关的权利。本款及本协议所规定的“人”指个人、公司、合营企业、合伙、企业、信托或任何其他经济组织。

Except for Party A and the Designee(s), no other person shall be entitled to the Option or other rights with respect to the assets of Party B. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts, or any other type of economic entity.

1.2.	行使资产购买权

Exercise of Option

1.2.1.	甲方行使其资产购买权以符合中国法律和法规的规定为前提。甲方行使资产购买权时，应向乙方发出书面通知（“资产购买通知”）， 资产购买通知应载明以下事项：(a)甲方关于行使资产购买权的决定；(b)甲方拟从乙方购买的资产（“被购买的资产”）；和(c)被购买的资产的买入日期。

Subject to the provisions of the PRC laws and regulations, Party A may exercise the Option by issuing a written notice to Party B (the “Option Notice”), specifying: (a) Party A's decision to exercise the Option; (b) the portion of the assets to be purchased from Party B (the "Optioned Assets"); and (c) the date for purchasing the Optioned Assets.

2

独家资产购买权协议

Exclusive Assets Option Agreement

1.2.2.	被购买资产的买价（“基准买价”）应为中国法律下允许的最低价格或相应资产的账面净值（以孰高者为准）。如果甲方在行权时中国法律要求评估股份，各方通过诚信原则另行商定，并在评估基础上对该股份买价进行必要调整，以符合当时适用之任何中国法律之要求（统称“股份买价”）。

The purchase price of the Optioned Assets (the “Base Price”) shall be the higher of (a) the lowest price then permitted by the PRC laws and regulations or (b) the net book value of the assets. If appraisal is required by the PRC laws and regulations at the time when Party A exercises the Option, the Parties shall negotiate in good faith and based on the appraisal result make necessary adjustment to the Assets Purchase Price so that it complies with any and all then applicable PRC laws and regulations (collectively, the “Assets Purchase Price”).

1.2.3.	乙方同意，在收到甲方支付的资产买价后，将该等资产买价还给甲方的海外母公司微巴国际有限公司（“甲方母公司”）。 Party B agree, upon receiving the Assets Purchase Price, to return the Assets Purchase Price to Party A's offshore parent company Webus International Limited (“Party A's Parent Company”).

2.	承诺

Covenants

2.1.	乙方的承诺

Covenants of Party B

乙方在此承诺：

Party B hereby covenant as follows:

2.1.1.	按照良好的财务和商业标准及惯例，保持其公司的存续，审慎地及有效地经营其业务和处理事务；

It shall maintain Party B's corporate existence in accordance with good financial and business standards and practices by prudently and effectively- operating its business and handling its affairs;

2.1.2.	未经甲方的事先书面同意，不在本协议签署之日起的任何时间出售、转让、抵押或以其他方式处置乙方的任何资产、业务或收入的合法或受益权益，或允许在其上设置任何其他担保权益；

Without the prior written consent of Party A, it shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Party B or legal or beneficial interest in the business or revenues of Party B, or allow the encumbrance thereon of any security interest;

3

独家资产购买权协议

Exclusive Assets Option Agreement

2.1.3.	未经甲方的事先书面同意，不发生、继承、保证或容许存在任何债务，但(i)正常或日常业务过程中产生而不是通过借款方式产生的债务;和(ii)已向甲方披露和得到甲方书面同意的债务除外；

Without the prior written consent of Party A, it shall not incur, inherit, guarantee, or suffer the existence of any debt, except for (i) debts incurred in the ordinary course of business other than through loans; and (ii) debts disclosed to Party A for which Party A's written consent has been obtained;

2.1.4.	一直在正常业务过程中经营所有业务，以保持乙方的资产价值，不进行任何足以影响其经营状况和资产价值的作为/不作为；

It shall always operate all of Party B's businesses during the ordinary course of business to maintain the asset value of Party B and refrain from any action/omission that may affect Party B's operating status and asset value;

2.1.5.	未经甲方的事先书面同意，不得让乙方签订任何重大合同，但在正常业务过程中签订的合同除外（就本段而言，如果一份合同的价值超过人民币【10万】元，即被视为重大合同）；

Without the prior written consent of Party A, it shall not execute any major contract, except the contracts in the ordinary course of business (for purpose of this subsection, a contract with a value exceeding RMB [One Hundred Thousand] shall be deemed a major contract);

2.1.6.	未经甲方的事先书面同意，乙方不得向任何人提供贷款或信贷；

Without the prior written consent of Party A, Party B shall not to provide any person with any loan or credit;

2.1.7.	应甲方要求，向其提供所有关于乙方的营运和财务状况的资料；

Party B shall provide Party A with information on Party B's business operations and financial condition at Party A's request;

2.1.8.	如甲方提出要求，乙方应从甲方接受的保险公司处购买和持有的有关其资产和业务的保险，该保险的金额和险种应与经营类似业务的公司一致；

If requested by Party A, Party B shall procure and maintain insurance in respect of Party B's assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

2.1.9.	将发生的或可能发生的与乙方资产、业务或收入有关的诉讼、仲裁或行政程序立即通知甲方；

Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party B's assets, business, or revenue;

4

独家资产购买权协议

Exclusive Assets Option Agreement

2.1.10.	为保持乙方对其全部资产的所有权，签署所有必要或适当的文件，釆取所有必要或适当的行动和提出所有必要或适当的控告或对所有索偿进行必要和适当的抗辩；

To maintain the ownership by Party B of all of its assets, it shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.1.11.	未经甲方的事先书面同意，不得以任何形式派发股息予各股东，但一经甲方要求，乙方应立即将其所有可分配利润全部立即分配给其各股东；

Without the prior written consent of Party A, it shall ensure that Party B shall not in any manner distribute dividends to its shareholders, provided that upon Party A's written request, Party B shall immediately distribute all distributable profits to its Shareholders;

2.1.12.	未经股份购买权人的事先书面同意，除开展日常运营活动签署的合同之外，乙方不得签订任何可能导致会对乙方资产、负债、运营、股权架构或其他法定权利产生重大影响的交易文件；及

Without the prior written consent of the Optionee, Party B shall not enter into any transaction which may have substantial impact on the assets, liabilities, business operation, shareholding structure and other legal rights of the Party B, except the contracts executed in the ordinary course of business; and

2.1.13.	除中国法律另有规定，未经甲方书面同意，乙方不得进行解散或清算。

Unless otherwise required by PRC law, Party B shall not be dissolved or liquated without prior written consent by Party A.

3.	陈述与保证

Representations and Warranties

乙方特此在本协议签署之日和每一个转让日向甲方陈述和保证如下：

Party B hereby represent and warrant to Party A, as of the date of this Agreement and each date of transfer of the Optioned Assets, that:

3.1.	其具有签订和交付本协议和其为一方的、根据本协议为每一次转让被购买的资产而签订的任何资产转让合同（各称为“转让合同”），并履行其在本协议和任何转让合同项下的义务的权力和能力。乙方同意在甲方行使购买权时，其将签署与本协议条款一致的转让合同。本协议和乙方是一方的各转让合同一旦签署后，构成或将对股东和乙方构成合法、有效及具有约束力的义务并可按照其条款对股东和/或乙方强制执行；

They have the power, capacity, and authority to execute and deliver this Agreement and any share transfer contracts to which they are a Party concerning the Optioned Assets to be transferred thereunder (each, a ^Transfer Agreement”), and to perform their obligations under this Agreement and any Transfer Agreement. Party B and Party B agree to enter into Transfer Agreement consistent with the terms of this Agreement upon Party A's exercise of the Option. This Agreement and the Transfer Agreement to which a Shareholder and Party B are the parties constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

5

独家资产购买权协议

Exclusive Assets Option Agreement

3.2.	无论是本协议或任何转让合同的签署和交付还是其在本协议或任何转让合同项下的义务的履行均不会：（i）导致违反任何有关的中国法律；（ii）与乙方章程或其他组织文件相抵触；（iii）导致违反其是一方或对其有约束力的任何合同或文件，或构成其是一方或对其有约束力的任何合同或文件项下的违约；（iv）导致违反有关向任何一方颁发的任何许可或批准的授予和（或）继续有效的任何条件；或（v）导致向任何一方颁发的任何许可或批准中止或被撤销或附加条件；

The execution and delivery of this Agreement or any Transfer Agreement and the obligations under this Agreement or any Transfer Agreement shall not: (i) cause any violation of any applicable laws of China; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party B; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.3.	乙方对所有资产拥有良好和可出售的所有权，乙方在上述资产上没有设置任何担保权益；

Party B has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.4.	乙方没有任何未偿还债务，除(i)在其正常的业务过程中发生的债务，及(ii)已向甲方披露及经甲方书面同意债务除外；

Party B does not have any outstanding debts, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to Party A for which Party A's written consent has been obtained;

6

独家资产购买权协议

Exclusive Assets Option Agreement

3.5.	乙方遵守适用于资产的收购的所有法律和法规；和

Party B has complied with all the PRC laws and regulations applicable to asset acquisitions; and

3.6.	目前没有悬而未决的或构成威胁的与乙方资产有关的诉讼、仲裁或行政程序。

There is no pending or threatened litigation, arbitration or administrative proceedings relating to the assets of Party B.

4.	协议生效及终止

Effectiveness and Termination of This Agreement

4.1.	本协议于各方或其法定代表人签署本协议之日生效。

This Agreement shall become effective upon the date hereof after being executed or sealed by the Parties or executed by their legal representatives.

4.2.	本协议应在股东所拥有的全部乙方股份和/或乙方的所有资产均已根据本协议合法转让至甲方或其指定人之时终止。尽管如此，在任何情况下，甲方有权提前三十（30）天向股东及乙方书面通知终止本协议，而甲方不应就其单方面终止本协议而负违约责任。

This Agreement shall be terminated after all the shares in Party B held by its shareholders and/or all the assets of Party B have been legally transferred to Party A and/or its designee in accordance with this Agreement. Notwithstanding the above provision, Party A shall in any event be entitled to terminate this Agreement by prior written notice to Party B and Party B thirty (30) days in advance, and Party A shall not be held liable for default in respect of the unilateral termination of this Agreement.

5.	适用法律及争议解决

Governing Law and Resolution of Disputes

5.1.	适用法律

Governing law

本协议的订立、效力、解释、履行、修改和终止以及争议解决均适用中国正 式公布并可公开得到的法律。对中国正式公布并可公开得到的法律没有规定 的事项，将适用国际法律原则和惯例。

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of China. Matters not covered by formally published and publicly available laws of China shall be governed by international legal principles and practices.

7

独家资产购买权协议

Exclusive Assets Option Agreement

5.2.	争议的解决方法

Dispute Resolution

因解释和履行本协议而发生的任何争议，本协议各方应首先通过友好协商的方式加以解决。如果在一方向其他方发出要求协商解决的书面通知后30天之内争议仍然得不到解决，则任何一方均可将有关争议提交给位于【杭州】的【杭州仲裁委员会】，由该仲裁委员会按照其届时有效的仲裁规则仲裁解决。仲裁应在中国【杭州】进行，使用之语言为中文。仲裁裁决是终局性的，对各方均有约束力。

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the [Hangzhou Arbitration Commission] for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in [Hangzhou], China, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

6.	税费

Taxes and Fees

每一方应承担根据中国法律因准备和签署本协议和各转让合同以及完成本 协议和各转让合同拟定的交易而由该方发生的或对其征收的任何和全部的 转让和注册的税、花费和费用。

Each Party shall pay any and all transfer and registration tax, expenses and fees incurred thereby or levied thereon in accordance with the PRC laws and regulations in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

8

独家资产购买权协议

Exclusive Assets Option Agreement

7.	通知

Notice

7.1.	本协议项下要求或发出的所有通知和其他通信应通过专人递送、挂号邮寄、邮资预付或商业快递服务或传真的方式发到该方下列地址。每一通知还应再以电子邮件送达。该等通知视为有效送达的日期按如下方式确定：

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1.	通知如果是以专人递送、快递服务或挂号邮寄、邮资预付发出的，则以于设定为通知的地址在发送或拒收之日为有效送达日。

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

7.1.2.	通知如果是以传真发出的，则以成功传送之日为有效送达日（应以自动生成的传送确认信息为证）。

Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2.	为通知的目的，各方地址如下：

For the purpose of notices, the addresses of the Parties are as follows:

甲方：浙江新杰尼科技有限公司

地址：浙江省杭州市余杭区仓前街道龙潭路20号4幢6楼618室

联系人：郑加华

电话：13706513800

Optionee: Zhejiang Xinjieni Technology Co., Ltd.

Address: Room 618, 6/F, Building 4, 20 Longtan Road, Cangqian Street, Yuhang District, Hangzhou, Zhejiang Province

Attn: Zheng Jiahua

Phone: 13706513800

9

独家资产购买权协议

Exclusive Assets Option Agreement

乙方：浙江优巴科技有限公司

地址：浙江省杭州市余杭区仓前街道欧美金融城2幢2505室1号

联系人：郑加华

电话：13706513800

Party B: Zhejiang Youba Technology Co., Ltd.

Attn: Zheng Jiahua

Phone: 13706513800

7.3.	任何一方可按本条规定随时给其他方发出通知来改变其接收通知的地址。

Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof

8.	保密责任

Confidentiality

各方承认及确定彼此就有关本协议而交换的任何口头或书面资料均属机密 资料。各方应当对所有该等资料予以保密，而在未得其他方书面同意前，不 得向任何第三者披露任何有关资料，惟下列情况除外：（a）公众人士知悉或将会知悉该等资料（并非由接受资料之一方擅自向公众披露）；（b）适用法律法规或股票交易的规则或规例所需披露之资料；或（c）由任何一方就本协议所述交易而需向其法律或财务顾问披露之资料而该法律或财务顾问亦需遵守与本条款相类似之保密责任。如任何一方工作人员或聘请机构的泄密均视为该方的泄密，需依本协议承担违约责任。无论本协议以任何理由终止，本条款仍然生效。

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

10

独家资产购买权协议

Exclusive Assets Option Agreement

9.	进一步保证

Further Warranties

各方同意迅速签署为执行本协议的各项规定和目的而合理需要的或对其有 利的文件，以及为执行本协议的各项规定和目的而釆取合理需要的或对其有 利的进一步行动。

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.	违约

Breach of Agreement

10.1.	如乙方实施了实质性违反本协议任一条款的行为，甲方有权终止本协议和/或要求乙方赔偿所有的损失；本条的规定不影响甲方根据本协议享有的其他权利。

If Party B conducts any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require Party B to compensate all damages; this Section 10 shall not prejudice any other rights of Party A herein;

10.2.	除适用的法律另有规定，股东或乙方在任何情况下都无权终止本协议。 Shareholders or Party B shall not have any right to terminate this Agreement in any event unless otherwise required by the applicable laws.

11.	其他

Miscellaneous

11.1.	修订、修改与补充

Amendment, change and supplement

对本协议作出修订、修改与补充，必须经每一方签署书面协议。

Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

11

独家资产购买权协议

Exclusive Assets Option Agreement

11.2.	完整合同

Entire agreement

除了在本协议签署后所作出的书面修订、补充或修改以外，本协议构成本协议各方达成的完整合同，取代在此之前就本协议标的物所达成的所有口头或书面的协商、陈述和合同。

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

11.3.	标题

Headings

本协议的标题仅为方便阅读而设，不应被用来解释、说明或在其他方面影响本协议各项规定的含义。

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain, or otherwise affect the meanings of the provisions of this Agreement.

11.4.	语言

Language

本协议以中文和英文书就，一式拾肆份，股东各持壹份，甲方和乙方各持叁份，具有同等效力；中英文版本如有冲突，应以中文版为准。

This Agreement is written in both Chinese and English language in ten (10) copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

11.5.	可分割性

Severability

如果本协议有任何一条或多条规定根据任何法律或法规在任何方面被裁定为无效、不合法或不可执行，本协议其余规定的有效性、合法性或可执行性不应因此在任何方面受到影响或损害。各方应通过诚意磋商，争取以法律许可以及各方期望的最大限度内有效的规定取代那些无效、不合法或不可执行的规定，而该等有效的规定所产生的经济效果应尽可能与那些无效、不合法或不能强制执行的规定所产生的经济效果相似。

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12

独家资产购买权协议

Exclusive Assets Option Agreement

11.6.	继任者

Successors

本协议对各方各自的继任者和各方所允许的受让方应具有约束力并对其有 利。

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

11.7.	继续有效

Survival

11.7.1.	合同期满或提前终止前因本协议而发生的或到期的任何义务在本协议期满 或提前终止后继续有效。

Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof

11.7.2.	本协议第5、8、10条和本第11.7条的规定在本协议终止后继续有效。

The provisions of Sections 5, 8, 10 and this Section 11.7 shall survive the termination of this Agreement.

11.8.	弃权

Waivers

任何一方可以对本协议的条款和条件作出弃权，但必须经书面作出并经各方 签字。一方在某种情况下就其他方的违约所作的弃权不应被视为该方在其他 情况下就类似的违约已经对其他方作出弃权。

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

[以下无正文]

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

13

独家资产购买权协议

Exclusive Assets Option Agreement

有鉴于此，各方己自行或使得其各自授权代表于文首所载日期签署本《独家资产购买权协议》。

IN WITNESS WHEREOF, the Parties have executed, or caused their respectively duly authorized representatives to execute, this Exclusive Assets Option Agreement as of the date first above written.

甲方：浙江新杰尼科技有限公司（盖章）

Optionee: Zhejiang Xinjieni Technology Co., Ltd. (Seal)

签署：

By:

职位：法定代表人/授权代表

Title: Legal Representative/Authorized Representative

乙方：浙江优巴科技有限公司（盖章）

Optionee: Zhejiang Youba Technology Co., Ltd. (Seal)

签署：

By:

职位：法定代表人/授权代表

Title: Legal Representative/Authorized Representative

14